Exhibit 3.2


                           THE BYLAWS

                               OF

                       THOMAS NELSON, INC.

                     AS AMENDED MAY 20, 1999



                            ARTICLE I

                             Offices
                             --------

       The Company shall maintain an office of the Company in the State of Tennessee as required by law. The Company may also have an office or offices, and keep the books and records of the Company, except as may otherwise be required by law, at such other place or places, either within or without the State of Tennessee, as the Board of Directors of the Company (the "Board") may from time to time designate or as the business of the Company may require.

                             ARTICLE II

                                Seal
                                ----

        The seal of the Company shall be in such form as may be required by law and as shall be approved by the Board. Until changed by the Board, the seal of the Company shall be in the form impressed immediately following this Article II. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise. The absence of the seal shall not affect the validity or enforceability of any corporate document.

                            ARTICLE III

                       Stockholders' Meetings
                       ----------------------

         Section 1. Place of Meetings. Meetings of the stockholders of the Company (the "Stockholders") shall be held at such place either within or without the State of Tennessee as may from time to time be designated by the Board and stated in the notice of meeting.

        Section 2. Annual Meeting of Stockholders. The annual meeting of the Stockholders (the "Annual Meeting") shall be held at such time and on such date, which shall be a business day within one hundred fifty (150) days after the end of each fiscal year of the Company, as may from time to time be fixed by the Board. The purpose of the meeting shall be the election of directors and the transaction of such other business as properly may be brought before the meeting.

        Section 3. Special Stockholders' Meetings. Except as otherwise required by law, special meetings of the Stockholders for any purpose or purposes shall be called only by (i) the Chief Executive Officer, (ii) on the written request of the holders of shares of stock of the Company representing the minimum percentage allowed by law of the combined voting power of the issued  and  outstanding shares of stock of all  classes  of  the
Company  entitled  to  vote ("Voting Stock"),  or  (iii)  on  the written request of a majority of the entire Board. Any request pursuant to clause (ii) or (iii) of this Article III, Section 3 shall state the purposes of the proposed meeting.

        Section 4. Notices of Meetings. Notices of both special and annual Stockholders' meetings shall be given in writing and shall be signed (originally or by facsimile) by the persons calling the meeting or by the Secretary if called by the Chief Executive Officer. Each such notice shall state the place, date and hour of the meeting, the purpose or purposes for which it is called and, if such purpose is to amend the Charter of the Company as the same may be amended or restated from time to time, shall describe the proposed amendment, the reasons for its proposal and the general effects thereof. Such notices shall be given personally or sent by mail to each Stockholder of record entitled to vote at the meeting. If mailed, such notice shall be delivered not less then ten (10) nor more than sixty (60) days before the date of such meeting and shall be deemed delivered when deposited in the United Stated mail, postage prepaid, directed to the Stockholder at his address as shown on the records of the Company. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty
(60) days before such meeting. Notice need not be given of any adjourned meeting of the Stockholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, that if after the adjournment the board fixed a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record on the new record date entitled to notice.

        Section 5. Notice of Shareholder Business. At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice (other than a request for inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934) must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more then 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

        Section 6. Quorum. At any meeting of the Stockholders, the presence, either in person or by proxy, of the holders of a majority in voting power of the Voting Stock shall constitute a quorum; provided, however, that if the vote of a greater percentage shall be required to take any action to be considered at such meeting, the presence at the meeting , either in person or by proxy, of the holders of the percentage so required shall constitute a quorum for purposes of considering such action. If the holders of the number of votes necessary to constitute a quorum for any purpose shall fail to attend the meeting at the time and place fixed in the notice of the meeting, the meeting shall be continued from time to time, until the holders of the number of votes requisite to constitute the quorum shall attend. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 7. Voting. At each meeting of Stockholders, every Stockholder having the right to vote shall be entitled to vote, either in person or by proxy, the number of votes as provided for in or pursuant to the Charter of the Company for each share of Voting Stock registered in his name on the books of the Company of the record date determined for such meeting in accordance with Section 7 of this Article III. When a quorum is present, the affirmative vote of majority of the votes cast by the Stockholders entitled to vote, present in person or represented by proxy at the meeting, shall decide any matter brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Tennessee or of the Charter of the Company, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise expressly required by the laws of the State of Tennessee, as then in effect, the holders of the Common Stock of the Company and the holders of the Class B Common Stock of the Company shall vote with the holders of voting shares of the Preferred Stock of the Company, if any, as one class for the election of directors and for all other purposes.

        Section 8. Record Date. In order to determine the holders of record of the Company's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Stockholders of record for any proper purpose, the Board may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not less than ten (10) days prior to the date of the action which requires such determination. If no record date is fixed for the determination of Stockholders entitled to notice of or entitled to vote at a Stockholders' meeting, or Stockholders entitled to receive payment of a dividend, the date on which notice of the Stockholders' meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination. Unless otherwise required by law, a determination of Stockholders of record entitled to notice of or to vote at any meeting shall apply to any adjournment of such meeting, except that the Board may fix a new record date for any adjourned meeting.

        Section 9. Presiding Officer; Order of Business; Conduct of Meeting.

             (a) Meetings of the Stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if the President is not present, by a Vice President. The Secretary of the Company, or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but in the absence of the Secretary or Assistant Secretary, the chairman of the meeting may choose any person present to act as secretary of the meeting.

       (b)    Subject  to  the provisions  of  this  Section,
       meetings   of  Stockholders  shall  generally   follow
       accepted rules of parliamentary procedure.

           1. The chairman of the meeting shall have absolute authority over matters of procedure and to state the rules under which the voting shall be conducted.

           2.    If  disorder  shall arise which  prevents
           continuation of the legitimate business of  the
           meeting,  the chairman may quit the  chair  and
           announce  the  adjournment of the meeting;  and
           upon  his  so  doing,  the  meeting  shall   be
           automatically adjourned.

           3. The chairman may ask or require that anyone not a bona fide Stockholder or proxy leave the meeting.

           4.     A   resolution   or  motion   shall   be
           considered  for a vote only if  proposed  by  a
           Stockholder  or  duly  authorized  proxy,   and
           seconded   by   an   individual,   who   is   a
           Stockholder  or a duly authorized proxy,  other
           than   the   individual   who   proposed    the
           resolution or motion.

            (c)   The  following order of business  shall  be
       observed  at  all  Annual  Meetings  insofar   as   is
       practicable:

            1.   Calling the roll.

            2.    Reading,  correcting and  approving
            minutes of a previous meeting, unless the same be waived.

            3. Special business stated in the notice of meeting.

            4.   Election of directors.

            5.   New business.

At any special meeting of Stockholders, the business transacted shall be confined to the purposes described in the notice of the meeting.

        Section 10. Proxies. Each Stockholder entitled to vote at any meeting of Stockholders may vote his shares through a proxy or attorney-in-fact appointed by a written instrument signed by the Stockholder and delivered to the secretary of the meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided therein. No proxy shall be valid and voted on after the meeting of the Stockholders, or any adjournment thereof, to which it applies. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases where an irrevocable proxy is duly executed and permitted by law.

        Section 11. Voting List. A complete list of the Stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of and number and class of shares entitled to vote at such meeting owned by each Stockholder shall be prepared and certified by the Secretary or other officer of the Company or the transfer agent, transfer clerk or registrar of the Company having charge of the stock transfer books. Such list shall be produced and kept available at the time and places required by law. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting of the Stockholders.

                            ARTICLE IV

                         Board of Directors
                         ------------------

       Section 1. General Authority. The property, business and affairs of the Company shall be managed and controlled by the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law or the Charter of the Company or these Bylaws directed or required to be exercised or done by the Stockholders.

       Section 2.  Number and Term of Office.

            (a) The number of directors shall be not less than three (3) nor more than fifteen (15). The number of directors shall be fixed by the Board from time to time by the affirmative vote of at least three-quarters (75%) of the entire Board; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall be of legal age. The directors need not be Stockholders and need not be residents of the State of Tennessee.

            (b) The directors shall be divided into three classes with each class consisting, as nearly as possible, of one-third of the entire Board. The directors of at least one class shall be elected at each Annual Meeting of Stockholders, as provided by the Charter of the Company, to hold office for a term to expire at the third succeeding Annual Meeting after their election and, subject to their earlier death, resignation or removal in accordance with the Charter of the Company, these Bylaws and the laws of the State of Tennessee, until their respective successors are elected and take office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain all classes as equal in number as possible.

            (c) Notwithstanding the foregoing, no Director who did not hold office as such on January 1, 1985, shall retain office after his/her 70th birthday, provided, however, that by vote of the entire Board of Directors, the term of a director may be extended for one year after his/her 70th birthday. For purposes of filling the vacancy created upon such Director reaching his 70th birthday, or 71st birthday if his term is extended, the Director shall be considered to have resigned on such date, so that a successor may be elected in accordance with Section 3 of this Article IV.

        Section 3. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to be named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Section 4. Vacancies; Newly Created Directorships. Any vacancy occurring in the Board caused by death, resignation, removal (whether such removal is without or for "cause," as such term is defined in Section 48-807 of the Tennessee General Corporation Act as in effect at the time these Bylaws shall have been adopted) or otherwise, and any newly created directorship resulting from an increase in the number of directors, may be filled only by the affirmative vote of three-quarters (75%) of the directors then in office, although such directors are less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, and, subject to his earlier death, resignation or removal in accordance with the Charter of the Company, these Bylaws and applicable law, until his successor shall be duly elected and shall take office.

        Section 5. Removal of Directors. Any one or more of the directors of the Company may be removed for "cause" (as defined in Section 4 of this Article IV), at any time, by the affirmative vote of at least three-quarters (75%) of the entire Board.

        Section 6. Place of Meetings. The directors may hold their meetings in such place or places, within or without the State of Tennessee, as the Board may from time to time by resolution determine.

        Section 7. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting shall be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. A regular meeting shall follow each Annual Meeting as promptly as is practicable for the purpose of organization, election and appointment of officers and the transaction of other business.

        Section  8.  Special Meetings.  Special Meetings  of  the
Board  shall  be  held  whenever called by  the  Chief  Executive
Officer, or by the Secretary on the written request of a majority of the directors.

        Section 9. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to such director at such place by telegraph or be given personally or by telephone not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall indicate the time and place of the meeting and shall state with reasonable certainty the nature and purposes thereof.

        Section 10. Quorum and Manner of Acting. Except as otherwise provided by law, the Charter of the Company, or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business at any meeting of the Board and, except as so provided, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 11. Meetings Held Other Than in Person. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee, as the case may be, by means of a conference telephone network or similar communications method by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. Each person participating in any meeting in which any director participating by such means shall sign the minutes thereof, and such minutes may be signed in counterpart.

        Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting if a consent in writing describing the action so taken shall be signed by all of the directors or members of such committee entitled to vote with respect to the subject matter thereof. Each such consent in writing shall be filed with the minutes of the proceedings of the Board.

        Section 13. Order of Business. At any meeting of the Board, business shall be transacted in such order as the Board may by resolution determine. At all meetings of the Board, the Chairman of the Board, or in his absence the President, or in his absence the director designated as the chairman of the meeting by the majority of the directors present, shall preside.

        Section  14.   Minutes.   The Board  and  each  committee
thereof shall keep written minutes of its meetings.

        Section 15. Directors' Compensation. Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board in any other capacity.

                             ARTICLE V

        Section 1. Executive Committee. The Board may, by resolution adopted by at least three-quarters (75%) of the entire Board, designate two or more of its members to constitute members or alternate members of an Executive Committee. The Chief Executive Officer shall be an ex officio member of the Executive Committee.

        Section 2. Powers and Authority of Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Company, including, if such Committee is so empowered and authorized by resolution adopted by the affirmative vote of that percentage of the entire Board that would be required for the Board to act in the particular instance, to fill vacancies on any committee of the Board except the Executive Committee, and to submit to the Stockholders any action that requires Stockholders authorization, except that the Executive Committee shall not have such power or authority in reference to:

       (a) amending the Charter or any provision of the Bylaws of the Company requiring a vote of at least three-quarters (75%) of the entire Board for any purpose;

       (b)   declaring   a   dividend  or   other   corporate
       distribution;

       (c) removing any member of the Board or fill any vacancy on the Board of Directors;

       (d) adopting an agreement of merger or consolidation of the Company with or into any other corporation;

       (e) recommending to the Stockholders the sale, lease, or exchange of all, or substantially all, of the property and assets of the Company;

       (f) recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution; or

       (g) amending or repealing any resolution of the Board which by its terms may be amended or repealed only by the Board.

        The Board shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies occurring in it and to discharge it, either for or without cause; provided, however, that no such action shall be taken without the affirmative vote of at least three-quarters (75%) of the entire Board.

         Section 3. Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the entire Board, designate one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as shall be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to change the membership of, to fill any vacancies in and to discharge any such committee, either for or without cause.

       Section 4. Procedure; Meetings; Quorum. Regular meetings of the Executive Committee or any other committee of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. So far as applicable, the provisions of Article IV of these Bylaws relating to notice, quorum and voting requirements applicable to meetings of the
Board  shall  govern meetings of the Executive Committee  or  any other committee of the Board. The Executive Committee or any other committee of the Board may adopt rules and regulations not inconsistent with the provisions of law, the Charter of the Company or these Bylaws for the conduct of its meetings. The Executive Committee or any other committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board at the next meeting of the Board.



                             ARTICLE VI

                              Officers
                              --------

       Section 1. Number; Tenure; Compensation. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, one or more of whom may be designated as Executive, Group or Senior Vice President, a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these Bylaws or as the Board may from time to time determine. The Chairman of the Board and the President Shall be elected from among the Directors at the first meeting of the Board following each Annual Meeting of the Stockholders, and their compensation shall be fixed by the Board. Subject to such directions, if any, as may be given by the Board, the Chief Executive Officer may appoint and fix the compensation of the remaining officers. Each officer of the Company shall hold office for a term of one year and until his successor is chosen and takes office, unless earlier removed from office by the Chief Executive Officer, if such officer was appointed by the Chief Executive Officer, or by the affirmative vote of a majority of the entire Board. One person may hold the offices and perform the duties of any two or more officers; provided, however, that one person shall not hold the offices of both the Chairman of the Board or President and Secretary.

       Section 2. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office. In its discretion, the Board, by the vote of a majority of the entire Board, may leave any office un-filled for such period as it may fix by resolution except that the offices of Treasurer and Secretary and either Chairman of the Board or President shall be filled.

        Section 3. Chairman and President; Chief Executive Officer. The Chairman, or in his absence the President, shall preside at all meetings of the Board and Stockholders, and such officers shall have such additional duties as may be assigned to them by the Board. The Board shall designate either the Chairman or the President as the Chief Executive Officer of the Company who shall have general chare of and control over the affairs of the Company, subject to the directions of the Board of Directors.

        Section 4. Vice Presidents. The Vice Presidents shall perform such duties as may be assigned to them by the Chief Executive Officer or the Board. In the case of the death, disability or absence of the President, the Executive Vice President shall perform and be vested with all the duties and powers of the President until the Board appoints a new President.

        Section 5. Secretary. The Secretary shall keep a record of the minutes of the proceedings of the meetings of the Board and Stockholders, and shall give notice of such meetings as required by these Bylaws. He shall have custody of all books, records and papers of the Company, except such as shall be in the custody of the Treasurer, and shall perform and be vested with all other duties and powers assigned to him by the Chief Executive Officer or the Board.

        Section 6. Treasurer. The Treasurer shall keep account of all moneys of the Company received or disbursed, and shall deposit all moneys and valuables in the name of and to the credit of the Company in such banks and depositories as the Board shall approve or designate. He shall perform and be vested with all other duties and powers assigned to him by the Chief Executive Officer or the Board.

        Section 7. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chief Executive Officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Company, which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Company with the approval of the Chief Executive Officer of the Company.

        Section 8. Proxies. Unless otherwise directed by the Board, the Chief Executive Officer, or his designee, shall have full power and authority on behalf of the Company to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                            ARTICLE VII

  Indemnification of Directors, Officers, Employees and Agents
  ------------------------------------------------------------

Section 1. Third Party Actions. Except as otherwise provided herein and subject to the limitations of the law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (other than by or in the right of the Company), whether civil or criminal, including actions by or in the right of any other corporation which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving, at the request of the Company, such other corporation, or any partnership, joint venture, trust or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with such action, suit or proceeding, or any appeal therein, if such interests of the Company, and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by any judgment, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith for a purpose which such person reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

        Section  2.   Derivative Actions.   Except  as  otherwise
provided herein and subject to the limitations of law, the Company shall indemnify any person who is or was a party or is threatened to be made a party to any suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company another corporation, partnership, joint venture, trust or other enterprise in any capacity, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by such person in connection with such action, suit or proceeding, or any appeal therein, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to have breached his duty to the Company under Section 48-813 of the Tennessee General Corporation Act or any successor provision of Tennessee law.

Section 3. Determination of Indemnification. Any indemnification under Section 1 or 2 of this Article VII to a person who has not been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action of the character described therein (unless ordered by a court) shall be made by the Company only if authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable with due diligence, by the Board based upon the written opinion by independent legal counsel or
(iii) by the Stockholders holding a majority of the combined voting power of the Voting Stock.

        Section 4. Right to Indemnification. To the extent that a director or officer of the Company has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action of the character described in Secion 1 or 2 of this
Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified as authorized in said Sections.

       The provisions of this Article VII shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        Section 5. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding if authorized in the manner provided in Section 3 of this Article VII and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in this Article VII.

         Section 6. Indemnification Not Exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person's official capacity as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7. Indemnification of Employees and Agents. The Company may indemnify any employee or agent of the Company, or any employee or agent serving at the request of the Company as an employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this
Article VII.

        Section 8. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article VII.

                            ARTICLE VIII

                       Certificates of Stock
                       ---------------------

       Section 1.  Form.

       (a) The interest of each Stockholder of the Company shall be evidenced by certificates for shares of stock, certifying the class and number of shares represented thereby and in such form, not inconsistent with the Charter of the Company, as the Board may from time to time prescribe.

       (b) The certificates fo stock shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed. Where any certificate is countersigned or otherwise authenticated by a transfer agent or by a transfer clerk, and by a registrar, the signatures of any such officers upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

       Section 2.  Transfers.

       (a)  Transfers of shares of the capital stock  of  the
       Company  shall  be  made only  on  the  books  of  the
       Company  by the registered owner thereof,  or  by  his
       duly authorized attorney, and on surrender of the certificate or certificates for shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with all taxes thereon paid.

       (b) The person in whose name shares of stock stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes, and the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Tennessee.

        Section 3. Lost or Destroyed Certificates. The Board shall have the power to direct new stock certificates to be issued to any Stockholder in place of any certificates theretofore issued by the Company when such Stockholder proves to the satisfaction of the Board that a stock certificate is lost or destroyed, or upon the posting of an indemnity bond by the owner of such lost or destroyed certificates, or his legal representative, in such amount as the Board shall deem appropriate, to hold the Company harmless from any loss or claim arising out of or in connection with the issuance of a duplicate certificate, unless such requirement be dispensed with by the Board, in its discretion, in any instance or instances.

        Section 4. Transfer Agent and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them. The Company's transfer agent and registrar may be the same if the person or entity acting in such dual capacities countersigns certificates for shares required to bear his or its signature in both capacities.


                            ARTICLE IX

                         General Provisions
                         ------------------

        Section 1. Fiscal Year. The fiscal year of the Company shall commence on the first day of April of each year, unless otherwise determined by the Board.

       Section 2. Checks. All checks or demands for the payment of money and all notes and other instruments of a negotiable nature shall be signed by the person designated by appropriate resolution of the Board or these Bylaws.

        Section 3. Contracts. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances.

        Section 4. Dividends. Subject to the provisions of the laws of the State of Tennessee and the Charter of the Company, the Board shall have full power in its sole discretion to determine whether any, and if so what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the Stockholders of the Company. Dividends upon the shares of stock of the Company, subject always to the mentioned provisions, may be declared by the Board at any regular or special meeting, payable in cash, property or shares of the Company's stock.

        Section 5. Saving Clause. In the event any provision of these Bylaws is inconsistent with the Charter of this Company or the laws of the State of Tennessee, such provision shall be invalid to the extent only of such conflict; and such conflict shall not affect the validity of any other provision of these Bylaws.